AMENDMENT NO. 3

TO

AMENDED AND RESTATED MASTER ADMINISTRATIVE SERVICES AGREEMENT
     The Amended and Restated Master Administrative Services Agreement (the “Agreement”), dated July 1, 2006, by and between Invesco Advisers, Inc., a Delaware corporation, and AIM International Mutual Funds, a Delaware statutory trust is hereby amended as follows:
W I T N E S S E T H:
     WHEREAS, AIM International Mutual Funds is now named AIM International Mutual Funds (Invesco International Mutual Funds); and
     WHEREAS, the following Portfolios have been renamed:

CURRENT NAME	NEW NAME
AIM Asia Pacific Growth Fund	Invesco Asia Pacific Growth Fund
AIM European Growth Fund	Invesco European Growth Fund
AIM Global Growth Fund	Invesco Global Growth Fund
AIM Global Small & Mid Cap Growth Fund	Invesco Global Small & Mid Cap Growth Fund
AIM International Core Equity Fund	Invesco International Core Equity Fund
AIM International Growth Fund	Invesco International Growth Fund;
     NOW, THEREFORE, the parties agree that;
1.	All references to AIM International Mutual Funds in the Agreement are hereby deleted and replaced with AIM International Mutual Funds (Invesco International Mutual Funds).

2.	Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:
“APPENDIX A
FEE SCHEDULE TO
AMENDED AND RESTATED MASTER ADMINISTRATIVE SERVICES AGREEMENT OF
AIM INTERNATIONAL MUTUAL FUNDS (INVESCO INTERNATIONAL MUTUAL FUNDS)

Portfolios	Effective Date of Agreement
Invesco Asia Pacific Growth Fund	July 1, 2006

Invesco European Growth Fund	July 1, 2001

Invesco Global Growth Fund	July 1, 2006

Invesco Global Small & Mid Cap Growth Fund	July 1, 2006

Invesco International Core Equity Fund	July 1, 2006

Invesco International Growth Fund	July 1, 2006

     The Administrator may receive from each Portfolio reimbursement for costs or reasonable compensation for such services as follows:

Rate*	Net Assets
0.023%	First $1.5 billion
0.013%	Next $1.5 billion
0.003%	Over $3 billion

*	Annual minimum fee is $50,000. An additional $10,000 per class of shares is charged for each class other than the initial class. The $10,000 class fee is waived for any of the above Portfolios with insufficient assets to result in the payment of more than the minimum fee of $50,000.”
     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Dated: April 30, 2010

INVESCO ADVISERS, INC.

Attest: /s/	Stephen R. Rimes	By:	/s/ John M. Zerr
	Assistant Secretary		John M. Zerr
Senior Vice President

(SEAL)

AIM INTERNATIONAL MUTUAL FUNDS
(INVESCO INTERNATIONAL MUTUAL FUNDS)

Attest: /s/	Stephen R. Rimes	By:	/s/ John M. Zerr
	Assistant Secretary		John M. Zerr
Senior Vice President

(SEAL)

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